EXHIBIT (20)
                           LETTER FROM THE CHAIRMAN

Our earnings in the first quarter of 1994 were $217 million, a 12 percent increase from $193 million in the first quarter of 1993 and 14 percent from $190 million in the fourth quarter of 1993.

  Net income per common share increased to $1.27 from $1.17 in the first quarter of 1993 and $1.12 in the fourth quarter of 1993.

  This strong first quarter reflects our ability to improve performance in a rising interest rate environment. Our focus is on providing the best service and a complete array of financial products for our customers, while improving our productivity and credit quality. We will continue to make selective investments in such areas as capital markets, capital management and card products to further our financial goals.

  Key factors in First Union's first quarter 1994 earnings performance since the fourth quarter of 1993 included continued growth in net interest income; improvement in credit quality, including a $120 million reduction in nonperforming assets since year-end, lower charge-offs and a lower loan loss provision; and a $48 million decline in noninterest expense.

  Tax-equivalent net interest income increased to $750 million from $696 million in the first quarter of 1993 and $733 million in the fourth quarter of 1993.

  Nonperforming assets declined to $796 million, or 1.70 percent of net loans and foreclosed properties, at March 31, 1994, compared with $1.268 billion, or 3.07 percent, at the end of the first quarter a year ago, and $916 million, or 1.95 percent, at December 31, 1993.

  Net loans at March 31, 1994, were $46.7 billion, compared with $40.9 billion at the end of first quarter of 1993 and $46.9 billion at year-end 1993. Since year-end, commercial and consumer loan growth has been partially offset by the planned runoff of acquired loans and lower balances of mortgages held for sale.

  Deposits were $52.1 billion at March 31, 1994, compared with $47.9 billion at the end of the first quarter a year ago and $53.7 billion at year-end 1993. Total stockholders' equity was $5.28 billion at March 31, 1994, compared with $4.66 billion at March 31, 1993 and $5.21 billion at year-end.

  Results for the first quarter of 1993 do not include the purchase accounting acquisitions of Georgia Federal Bank and First American Metro Corp. in June 1993.

  At March 31, 1994, First Union had assets of $72.2 billion and operated 1,308 banking offices in Florida, North Carolina, Georgia, Virginia, South Carolina, Tennessee, Maryland and Washington, D.C., and 206 nonbanking offices in 39 states.

  Thank you for your interest in First Union.

  Sincerely,
  (Signature of Edward E. Crutchfield Jr.)
  Edward E. Crutchfield Jr., Chairman and Chief Executive Officer

                                FINANCIAL TABLES
                    FIRST UNION CORPORATION AND SUBSIDIARIES
                                  (UNAUDITED)
OTHER FINANCIAL DATA

                                                                                  1994                      1993
(DOLLARS IN THOUSANDS)                                                             1Q           4Q            3Q           2Q
RETURN ON AVERAGE ASSETS (A)(B)                                                      1.28%       1.07         1.08         1.39
RETURN ON AVERAGE COMMON EQUITY (A)(C)                                              17.54       15.55        16.11        19.93
NET INTEREST MARGIN                                                                  4.79        4.61         4.65         4.92
ALLOWANCE AS % OF LOANS, NET                                                         2.17        2.18         2.23         2.26
ALLOWANCE AS % OF NONACCRUAL AND RESTRUCTURED LOANS                                   168         147          112          110
ALLOWANCE AS % OF NONPERFORMING ASSETS                                                127%        111           85           81
LOAN LOSSES                                                                     $  56,067      86,602       78,797       87,620
LOAN RECOVERIES                                                                    24,877      27,406       21,419       15,306
  LOAN LOSSES, NET                                                              $  31,190      59,196       57,378       72,314
AS % OF AVERAGE LOANS, NET (A)                                                        .27%        .51          .50          .69
NONPERFORMING ASSETS (D)
  COMMERCIAL NONACCRUAL                                                         $ 189,759     242,241      321,699      442,411
  REAL ESTATE NONACCRUAL                                                          412,748     425,101      580,508      483,428
    TOTAL NONACCRUAL LOANS                                                        602,507     667,342      902,207      925,839
  RESTRUCTURED LOANS                                                                2,742      26,544       18,617       18,613
  FORECLOSED PROPERTIES                                                           191,153     222,503      288,818      328,735
    TOTAL NONPERFORMING ASSETS                                                  $ 796,402     916,389    1,209,642    1,273,187
AS % OF LOANS, NET AND FORECLOSED PROPERTIES                                         1.70%       1.95         2.60         2.75
SOUTHEAST SEGREGATED LOSS-SHARING NONPERFORMING ASSETS
  NONACCRUAL LOANS                                                              $ 234,907     254,496      282,239      327,301
  FORECLOSED PROPERTIES                                                           103,330     126,019      142,347      150,527
    TOTAL                                                                         338,237     380,515      424,586      477,828
  LESS FDIC LOSS-SHARING (E)                                                     (287,501)   (323,438)    (360,898)    (406,154)
    TOTAL                                                                       $  50,736(F)   57,077       63,688       71,674
                                                                                  1Q
(DOLLARS IN THOUSANDS)
RETURN ON AVERAGE ASSETS (A)(B)                                                     1.28
RETURN ON AVERAGE COMMON EQUITY (A)(C)                                             18.41
NET INTEREST MARGIN                                                                 5.00
ALLOWANCE AS % OF LOANS, NET                                                        2.29
ALLOWANCE AS % OF NONACCRUAL AND RESTRUCTURED LOANS                                   98
ALLOWANCE AS % OF NONPERFORMING ASSETS                                                74
LOAN LOSSES                                                                       76,541
LOAN RECOVERIES                                                                   13,742
  LOAN LOSSES, NET                                                                62,799
AS % OF AVERAGE LOANS, NET (A)                                                       .61
NONPERFORMING ASSETS (D)
  COMMERCIAL NONACCRUAL                                                          414,523
  REAL ESTATE NONACCRUAL                                                         527,052
    TOTAL NONACCRUAL LOANS                                                       941,575
  RESTRUCTURED LOANS                                                              14,529
  FORECLOSED PROPERTIES                                                          312,046
    TOTAL NONPERFORMING ASSETS                                                 1,268,150
AS % OF LOANS, NET AND FORECLOSED PROPERTIES                                        3.07
SOUTHEAST SEGREGATED LOSS-SHARING NONPERFORMING ASSETS
  NONACCRUAL LOANS                                                               398,148
  FORECLOSED PROPERTIES                                                          137,136
    TOTAL                                                                        535,284
  LESS FDIC LOSS-SHARING (E)                                                    (454,991)
    TOTAL                                                                         80,293

(A) QUARTERLY AMOUNTS ANNUALIZED.
(B) BASED ON NET INCOME.
(C) BASED ON NET INCOME APPLICABLE TO COMMON STOCKHOLDERS AND AVERAGE COMMON STOCKHOLDERS' EQUITY EXCLUDING AVERAGE NET UNREALIZED GAINS ON DEBT AND EQUITY SECURITIES.
(D) EXCLUDES NONPERFORMING ASSETS RELATED TO SOUTHEAST BANKS.
(E) FOR A FIVE-YEAR PERIOD THAT BEGAN SEPTEMBER 19, 1991, THE FDIC WILL REIMBURSE FIRST UNION FOR 85 PERCENT OF ALL NET CHARGE-OFFS RELATED TO ACQUIRED SOUTHEAST BANKS LOANS EXCEPT INSTALLMENT LOAN REIMBURSEMENTS, WHICH WILL DECLINE 5 PERCENT PER YEAR OVER THE NEXT THREE YEARS FROM 75 PERCENT TO 65 PERCENT BY 1996.
(F) ALLOWANCE FOR LOSSES ON SEGREGATED ASSETS AMOUNTED TO $31,308,000 AT MARCH 31, 1994. THIS AMOUNT IS NOT INCLUDED IN THE ALLOWANCE FOR LOAN LOSSES.

                                FINANCIAL TABLES
                    FIRST UNION CORPORATION AND SUBSIDIARIES
                                  (UNAUDITED)
AVERAGE BALANCE SHEET SUMMARY

                                                                      1994                         1993
(IN THOUSANDS)                                                         1Q             4Q            3Q           2Q
LOANS, NET                                                         $46,222,187    46,221,733    45,527,753    41,700,679
EARNING ASSETS                                                      62,907,917    63,495,402    62,567,359    57,645,461
TOTAL ASSETS                                                        70,343,508    72,186,652    71,461,778    65,431,136
NONINTEREST-BEARING DEPOSITS                                        10,072,065    10,609,800    10,067,212     9,079,037
CONSUMER TIME DEPOSITS                                              39,534,757    39,837,463    40,282,564    36,944,334
OTHER TIME DEPOSITS                                                  2,349,622     2,358,917     2,342,266     2,243,157
COMMON STOCKHOLDERS' EQUITY (A)                                      5,012,086     4,843,889     4,657,544     4,439,393
TOTAL STOCKHOLDERS' EQUITY (A)                                     $ 5,296,126     5,127,929     4,941,584     4,732,645
                                                                       1Q       1Q '94
(IN THOUSANDS)                                                                  1Q '93
LOANS, NET                                                        40,997,224     12.7%
EARNING ASSETS                                                    55,834,237     12.7
TOTAL ASSETS                                                      63,189,523     11.3
NONINTEREST-BEARING DEPOSITS                                       8,373,863     20.3
CONSUMER TIME DEPOSITS                                            36,810,038      7.4
OTHER TIME DEPOSITS                                                1,957,644     20.0
COMMON STOCKHOLDERS' EQUITY (A)                                    4,251,677     17.9
TOTAL STOCKHOLDERS' EQUITY (A)                                     4,547,935     16.5%

CAPITAL RATIOS (B)
TIER 1 CAPITAL                                                            9.27%         9.14          8.63          7.97
TOTAL CAPITAL                                                            14.99         14.64         13.78         12.21
LEVERAGE                                                                  6.57%         6.13          5.94          6.20
TIER 1 CAPITAL                                                          9.20
TOTAL CAPITAL                                                          14.58
LEVERAGE                                                                6.45

INTANGIBLE ASSETS

(IN THOUSANDS)
INTANGIBLE ASSETS
  GOODWILL                                                         $   703,559       712,485       728,107       738,284
  DEPOSIT BASE PREMIUM                                                 240,935       255,359       268,527       272,689
  OTHER                                                                  9,817        10,468        11,172        11,830
    TOTAL                                                          $   954,311       978,312     1,007,806     1,022,803
MORTGAGE SERVICING RIGHTS                                          $    82,102        87,350        94,432       124,726
CREDIT CARD PREMIUM                                                $    71,538        75,588        79,893        73,836
(IN THOUSANDS)
INTANGIBLE ASSETS
  GOODWILL                                                           636,079
  DEPOSIT BASE PREMIUM                                               161,765
  OTHER                                                               13,390
    TOTAL                                                            811,234
MORTGAGE SERVICING RIGHTS                                            151,348
CREDIT CARD PREMIUM                                                   63,739

(A) AVERAGE COMMON STOCKHOLDERS' EQUITY AND AVERAGE TOTAL STOCKHOLDERS' EQUITY EXCLUDE AVERAGE NET UNREALIZED GAINS ON DEBT AND EQUITY SECURITIES OF $46,966,000.
(B) 1994 RATIOS ARE BASED ON ESTIMATES AND EXCLUDE NET UNREALIZED LOSSES ON DEBT AND EQUITY SECURITIES OF $41,826,000.

                       CONSOLIDATED STATEMENTS OF INCOME
                    FIRST UNION CORPORATION AND SUBSIDIARIES
                                  (UNAUDITED)

                                                                                                            THREE MONTHS ENDED
(IN THOUSANDS)                                                                                                   MARCH 31,
                                                                                                              1994         1993
INTEREST INCOME
  INTEREST AND FEES ON LOANS                                                                              $  946,151      891,221
  INTEREST AND DIVIDENDS ON SECURITIES AVAILABLE FOR SALE                                                    147,558       70,542
  INTEREST AND DIVIDENDS ON INVESTMENT SECURITIES
    TAXABLE INCOME                                                                                            18,829      100,717
    NON-TAXABLE INCOME                                                                                        24,610       20,308
  TRADING ACCOUNT INTEREST                                                                                    10,392        5,155
  OTHER INTEREST INCOME                                                                                       15,068       11,959
    TOTAL INTEREST INCOME                                                                                  1,162,608    1,099,902
INTEREST EXPENSE
  INTEREST ON DEPOSITS                                                                                       318,684      322,085
  INTEREST ON SHORT-TERM BORROWINGS                                                                           79,104       65,908
  INTEREST ON LONG-TERM DEBT                                                                                  38,215       39,574
    TOTAL INTEREST EXPENSE                                                                                   436,003      427,567
NET INTEREST INCOME                                                                                          726,605      672,335
PROVISION FOR LOAN LOSSES                                                                                     25,000       60,329
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                                          701,605      612,006
NONINTEREST INCOME
  TRADING ACCOUNT PROFITS                                                                                      7,323        5,639
  SERVICE CHARGES ON DEPOSIT ACCOUNTS                                                                        108,022       97,212
  MORTGAGE BANKING INCOME                                                                                     19,421       38,488
  CAPITAL MANAGEMENT INCOME                                                                                   50,949       50,395
  SECURITIES AVAILABLE FOR SALE TRANSACTIONS                                                                   4,300       17,316
  INVESTMENT SECURITY TRANSACTIONS                                                                               615           --
  MERCHANT DISCOUNTS                                                                                          14,361       14,440
  INSURANCE COMMISSIONS                                                                                        9,990       10,265
  SUNDRY INCOME                                                                                               65,715       37,566
    TOTAL NONINTEREST INCOME                                                                                 280,696      271,321
NONINTEREST EXPENSE
  PERSONNEL EXPENSE                                                                                          309,640      271,697
  OCCUPANCY                                                                                                   60,391       51,801
  EQUIPMENT RENTALS, DEPRECIATION AND MAINTENANCE                                                             56,700       45,643
  POSTAGE, PRINTING AND SUPPLIES                                                                              25,282       19,324
  FDIC INSURANCE                                                                                              29,939       28,406
  OWNED REAL ESTATE EXPENSE                                                                                    5,296        9,823
  AMORTIZATION                                                                                                36,378       54,776
  SUNDRY                                                                                                     116,215       96,825
    TOTAL NONINTEREST EXPENSE                                                                                639,841      578,295
INCOME BEFORE INCOME TAXES                                                                                   342,460      305,032
INCOME TAXES                                                                                                 120,001      105,040
    NET INCOME                                                                                               222,459      199,992
DIVIDENDS ON PREFERRED STOCK                                                                                   5,726        7,004
    NET INCOME APPLICABLE TO COMMON STOCKHOLDERS                                                          $  216,733      192,988

                                FINANCIAL TABLES
                    FIRST UNION CORPORATION AND SUBSIDIARIES
                                  (UNAUDITED)
FINANCIAL HIGHLIGHTS

                                                                                                  THREE MONTHS ENDED
(IN THOUSANDS EXCEPT PER SHARE DATA)                                                                   MARCH 31,
                                                                                                    1994         1993
NET INCOME                                                                                      $  222,459      199,992
DIVIDENDS ON PREFERRED STOCK                                                                         5,726        7,004
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS                                                    $  216,733      192,988
NET INCOME PER COMMON SHARE                                                                     $     1.27         1.17
AVERAGE COMMON SHARES                                                                              170,314      165,272
COMMON STOCKHOLDERS' EQUITY (A)                                                                 $5,033,846    4,359,091
TOTAL STOCKHOLDERS' EQUITY (A)                                                                   5,317,886    4,656,312
BOOK VALUE PER COMMON SHARE                                                                     $    29.71        26.23
ACTUAL COMMON SHARES                                                                               169,444      166,188
COMMON STOCK PERIOD-END PRICE                                                                   $   41.625       47.750
SERIES 1990 PREFERRED STOCK PERIOD-END PRICE                                                    $   52.125       53.000
                                                                                                PERCENT
                                                                                                INCREASE
                                                                                                (DECREASE)
NET INCOME                                                                                         11.2%
DIVIDENDS ON PREFERRED STOCK                                                                      (18.2)
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS                                                       12.3%
NET INCOME PER COMMON SHARE                                                                         8.5%
AVERAGE COMMON SHARES                                                                               3.1
COMMON STOCKHOLDERS' EQUITY (A)                                                                    15.5
TOTAL STOCKHOLDERS' EQUITY (A)                                                                     14.2
BOOK VALUE PER COMMON SHARE                                                                        13.3
ACTUAL COMMON SHARES                                                                                2.0
COMMON STOCK PERIOD-END PRICE                                                                     (12.8)
SERIES 1990 PREFERRED STOCK PERIOD-END PRICE                                                       (1.7)%

EARNINGS SUMMARY

                                                                             1994                        1993
(IN THOUSANDS EXCEPT PER SHARE DATA)                                          1Q         4Q         3Q         2Q         1Q
NET INTEREST INCOME (B)                                                    $ 750,409   733,280    728,773    708,186    696,422
PROVISION FOR LOAN LOSSES                                                     25,000    49,973     50,001     61,450     60,329
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES (B)                      725,409   683,307    678,772    646,736    636,093
SECURITIES AVAILABLE FOR SALE TRANSACTIONS                                     4,300     2,804      4,142      1,505     17,316
INVESTMENT SECURITY TRANSACTIONS                                                 615     3,049        815      3,571         --
NONINTEREST INCOME                                                           275,781   317,727    287,998    305,356    254,005
NONINTEREST EXPENSE                                                          639,841   687,922    664,388    591,042    578,295
INCOME BEFORE INCOME TAXES (B)                                               366,264   318,965    307,339    366,126    329,119
INCOME TAXES                                                                 120,001    98,469     84,286    115,465    105,040
TAX-EQUIVALENT ADJUSTMENT                                                     23,804    25,153     27,638     23,890     24,087
NET INCOME                                                                   222,459   195,343    195,415    226,771    199,992
DIVIDENDS ON PREFERRED STOCK                                                   5,726     5,489      6,240      6,167      7,004
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS                               $ 216,733   189,854    189,175    220,604    192,988
NET INCOME PER COMMON SHARE                                                $    1.27      1.12       1.12       1.32       1.17
                                                                          1Q '94
                                                                            vs.
(IN THOUSANDS EXCEPT PER SHARE DATA)                                      1Q '93
NET INTEREST INCOME (B)                                                      7.8%
PROVISION FOR LOAN LOSSES                                                  (58.6 )
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES (B)                     14.0
SECURITIES AVAILABLE FOR SALE TRANSACTIONS                                 (75.2 )
INVESTMENT SECURITY TRANSACTIONS                                            --
NONINTEREST INCOME                                                           8.6
NONINTEREST EXPENSE                                                         10.6
INCOME BEFORE INCOME TAXES (B)                                              11.3
INCOME TAXES                                                                14.2
TAX-EQUIVALENT ADJUSTMENT                                                   (1.2 )
NET INCOME                                                                  11.2
DIVIDENDS ON PREFERRED STOCK                                               (18.2 )
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS                                12.3%
NET INCOME PER COMMON SHARE                                                  8.5%

(A) COMMON STOCKHOLDERS' EQUITY AND TOTAL STOCKHOLDERS' EQUITY EXCLUDE NET UNREALIZED LOSSES ON DEBT AND EQUITY SECURITIES OF $41,826,000.
(B) TAX-EQUIVALENT.

BOARD OF DIRECTORS

G. ALEX BERNHARDT
President,
Bernhardt Furniture Company
Lenoir, North Carolina

W. WALDO BRADLEY
Chairman,
Bradley Plywood Corporation
Savannah, Georgia

ROBERT J. BROWN
Chairman and President,
B&C Associates Inc.
High Point, North Carolina

EDWARD E. CRUTCHFIELD JR.
Chairman and Chief Executive Officer,
First Union Corporation
Charlotte, North Carolina

ROBERT D. DAVIS
Chairman,
D.D.I. Inc.
Jacksonville, Florida

R. STUART DICKSON
Chairman,
Ruddick Corporation
Charlotte, North Carolina

B.F. DOLAN
Investor
Charlotte, North Carolina

RODDEY DOWD SR.
Chairman,
Charlotte Pipe & Foundry Co.
Charlotte, North Carolina

JOHN R. GEORGIUS
President,
First Union Corporation
Charlotte, North Carolina

WILLIAM H. GOODWIN JR.
Chairman,
AMF Companies
Richmond, Virginia

BRENTON S. HALSEY
Chairman Emeritus,
James River Corporation
Richmond, Virginia

HOWARD H. HAWORTH
President,
The Haworth Group
Morganton, North Carolina

TORRENCE E. HEMBY JR.
President,
Beverly Crest Corporation
Charlotte, North Carolina

LEONARD G. HERRING
President and Chief Executive Officer,
Lowe's Companies Inc.
North Wilkesboro, North Carolina

JACK A. LAUGHERY
Investor
Rocky Mount, North Carolina

MAX LENNON
President,
Clemson University
Clemson, South Carolina

RADFORD D. LOVETT
Chairman,
Commodores Point Terminal Corporation
Jacksonville, Florida

HENRY D. PERRY JR.
Physician
Plantation, Florida

RANDOLPH N. REYNOLDS
President and Chief Executive Officer,
Reynolds Metal Company
Richmond, Virginia

RUTH G. SHAW
Vice President,
Duke Power Company
Charlotte, North Carolina

LANTY L. SMITH
Chairman and Chief Executive Officer,
Precision Fabrics Group Inc.
Greensboro, North Carolina

DEWEY L. TROGDON
Chairman,
Cone Mills Corporation
Greensboro, North Carolina

JOHN D. UIBLE
Investor
Jacksonville, Florida

B.J. WALKER
Vice Chairman,
First Union Corporation
Jacksonville, Florida

KENNETH G. YOUNGER
Chairman,
Carolina Freight Corporation
Cherryville, North Carolina

                          CONSOLIDATED BALANCE SHEETS
                    FIRST UNION CORPORATION AND SUBSIDIARIES
                                  (UNAUDITED)

(IN THOUSANDS)                                                                                                     MARCH 31,
                                                                                                               1994          1993
ASSETS
  CASH AND DUE FROM BANKS                                                                                  $ 3,054,037     2,711,928
  INTEREST-BEARING BANK BALANCES                                                                               799,569       505,226
  FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER RESALE AGREEMENTS                                        1,438,561       460,904
      TOTAL CASH AND CASH EQUIVALENTS                                                                        5,292,167     3,678,058
  TRADING ACCOUNT ASSETS                                                                                       820,876       539,606
  SECURITIES AVAILABLE FOR SALE                                                                             12,665,905     6,899,821
  INVESTMENT SECURITIES                                                                                      2,539,647     6,568,262
  LOANS, NET OF UNEARNED INCOME                                                                             46,732,424    40,929,438
  ALLOWANCE FOR LOAN LOSSES                                                                                 (1,014,001)    (938,334)
      LOANS, NET                                                                                            45,718,423    39,991,104
  PREMISES AND EQUIPMENT                                                                                     1,535,383     1,335,764
  DUE FROM CUSTOMERS ON ACCEPTANCES                                                                            220,698       220,741
  MORTGAGE SERVICING RIGHTS                                                                                     82,102       151,348
  CREDIT CARD PREMIUM                                                                                           71,538        63,739
  OTHER INTANGIBLE ASSETS                                                                                      954,311       811,234
  SOUTHEAST SEGREGATED ASSETS                                                                                  306,929       493,359
  OTHER ASSETS                                                                                               2,040,394     2,199,608
      TOTAL ASSETS                                                                                         $72,248,373    62,952,644
LIABILITIES AND STOCKHOLDERS' EQUITY
  DEPOSITS
    NONINTEREST-BEARING DEPOSITS                                                                            10,428,019     8,644,543
    INTEREST-BEARING DEPOSITS                                                                               41,659,772    39,211,098
      TOTAL DEPOSITS                                                                                        52,087,791    47,855,641
  SHORT-TERM BORROWINGS                                                                                     10,058,342     5,833,296
  BANK ACCEPTANCES OUTSTANDING                                                                                 220,698       220,741
  OTHER LIABILITIES                                                                                          1,450,652     1,451,787
  LONG-TERM DEBT                                                                                             3,154,830     2,934,867
      TOTAL LIABILITIES                                                                                     66,972,313    58,296,332
  STOCKHOLDERS' EQUITY
    PREFERRED STOCK
      CLASS A, AUTHORIZED 40,000,000 SHARES
         SERIES A, 11% CUMULATIVE PERPETUAL; $25.00 STATED AND LIQUIDATION VALUE                                    --            --
         SERIES A, $2.50 CUMULATIVE CONVERTIBLE, NO PAR VALUE; $25.00 STATED AND LIQUIDATION VALUE                  --        13,181
         SERIES B, NONE ISSUED                                                                                      --            --
      SERIES 1990 CUMULATIVE PERPETUAL ADJUSTABLE RATE, NO PAR VALUE;
         $5.00 LIQUIDATION VALUE; AUTHORIZED 10,000,000 SHARES                                                  31,592        31,592
    COMMON STOCK, $3.33 1/3 PAR VALUE; AUTHORIZED 750,000,000 SHARES                                           564,812       553,914
    PAID-IN CAPITAL                                                                                          1,555,938     1,446,322
    RETAINED EARNINGS                                                                                        3,165,544     2,611,303
    UNREALIZED LOSS ON DEBT AND EQUITY SECURITIES                                                              (41,826)           --
         TOTAL STOCKHOLDERS' EQUITY                                                                          5,276,060     4,656,312
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                        $72,248,373    62,952,644

(First Union logo)      FIRST UNION                            Bulk Rate
                        CORPORATION                         U.S. Postage
                                                                    Paid
                        Two First Union Center             Charlotte, NC
                        Charlotte, NC 28288-0570          Permit No. 736

This First Union quarterly report includes information released to the public and the news media on April 14, 1994. You may obtain a copy of our First Quarter Financial Supplement, which contains more detailed financial and other information, by writing to Investor Relations, Two First Union Center, Charlotte, North Carolina 28288-0206. There is no charge.

                                  1 9 9 4

                           FIRST UNION CORPORATION
                             FIRST QUARTER REPORT

                             (First Union logo)

*************************APPENDIX******************************
There are two First Union logos, one on the front of the outside cover page of the second document and on the back cover (last page of second document)
***************************************************************